Filed Pursuant to Rule 424(b)(3)
                                                          File Number 333-122097


                           PROSPECTUS SUPPLEMENT NO. 8

               PROSPECTUS SUPPLEMENT NO. 8 DATED DECEMBER __, 2005
      TO PROSPECTUS DECLARED EFFECTIVE ON MAY 13, 2005, AS SUPPLEMENTED BY
                PROSPECTUS SUPPLEMENT NO. 1 DATED JUNE 27, 2005,
               PROSPECTUS SUPPLEMENT NO. 2 DATED AUGUST 11, 2005,
               PROSPECTUS SUPPLEMENT NO. 3 DATED AUGUST 17, 2005,
              PROSPECTUS SUPPLEMENT NO. 4 DATED SEPTEMBER 22, 2005,
               PROSPECTUS SUPPLEMENT NO. 5 DATED OCTOBER 22, 2005
             PROSPECTUS SUPPLEMENT NO. 6 DATED NOVEMBER 3, 2005 AND
               PROSPECTUS SUPPLEMENT NO. 7 DATED NOVEMBER 14, 2005
                          (REGISTRATION NO. 333-122097)

                                HEMOBIOTECH, INC.

This Prospectus Supplement No. 8 supplements our Prospectus dated May 13, 2005, as supplemented by Prospectus Supplement No. 1 dated June 27, 2005, Prospectus Supplement No. 2 dated August 11, 2005, Prospectus Supplement No. 3 dated August 17, 2005, Prospectus Supplement No. 4 dated September 22, 2005, Prospectus Supplement No. 5 dated October 22, 2005, Prospectus Supplement No. 6 dated November 3, 2005 and Prospectus Supplement No. 7 dated November 14, 2005. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, other than the exercise price, if any, to be received upon exercise of the warrants and options referred to in the Prospectus. You should read this Prospectus Supplement No. 8 together with the Prospectus and Prospectus Supplements Nos. 1, 2, 3, 4, 5, 6 and 7 thereto.

      This Prospectus Supplement includes the following documents, as filed by us with the Securities and Exchange Commission:

      o The attached Current Report on Form 8-K of Hemobiotech, Inc. dated December 21, 2005.

   Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "HMBT".

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS DECEMBER 22, 2005.

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

   Date of report (Date of earliest event reported): DECEMBER 21, 2005
                                                     -----------------

                                HEMOBIOTECH, INC.
                                -----------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)

             000-51334                              33-0995817
             ---------                              ----------
       (Commission File Number)       (IRS Employer Identification No.)

                        14221 DALLAS PARKWAY, SUITE 1500
                               DALLAS, TEXAS 75254
                               -------------------
                    (Address of Principal Executive Offices)

                                 (214 540-8411)
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(c)     Exhibits.
        --------

Exhibit No.    Description
-----------    -----------

99.1           Press Release of Hemobiotech, Inc., dated December 21, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HEMOBIOTECH, INC.


                                           By: /s/ Mark Rosenblum
                                           -------------------------------------
                                           Mark Rosenblum
                                           Chief Financial Officer and Secretary

Dated: December 21, 2005

                                  EXHIBIT INDEX



Exhibit No.    Description
-----------    -----------

99.1           Press Release of Hemobiotech, Inc., dated December 21, 2005.